EXHIBIT A
ENERGEN CORPORATION
Consolidating Statement of Income
Year Ended September 30, 1999
Unaudited
(in thousands of dollars)

                              Energen                      Alabama   Energen    EGN   American
                           Consolidated   Elims    Parent   Gas **  Resources ServicesHeattech
                                                                       ***
Operating Revenues
Natural gas distribution       $325,554         0        0 $325,554         0       0         0
Oil and gas production          173,848         0        0        0  $173,848       0         0
Other                                 0         0        0        0         0       0         0
Intercompany eliminations       (1,885)  ($1,885)        0        0         0       0         0
                             ---------  --------   -------- -------- ---------  -------- --------
   Total operating              497,517   (1,885)        0  325,554   173,848       0         0
revenues
                             ---------  --------   -------- -------- ---------  -------- --------
                                                                                      --
Operating Expenses
Cost of gas                     124,379   (1,885)        0  126,264         0       0         0
Operations                      160,189         0     $177   90,793    69,199       0       $20
Maintenance                       9,685         0        0    9,685         0       0         0
Depreciation, depletion          88,615         0        0   26,730    61,885       0         0
and amortization
Taxes, other than income         37,266         0        0   25,517    11,749       0         0
taxes
                             ---------  ---------  -------- -------- ---------  -------- --------
   Total operating              420,134   (1,885)      177  278,989   142,833       0        20
expenses
                             ---------  ---------  -------- -------- ---------  -------- --------
   Operating income              77,383         0    (177)   46,565    31,015       0      (20)
                             ---------  ---------  -------- -------- ---------  -------- --------
Other Income (Expense)
Interest expense               (37,173)     1,191    (207) (10,366)  (27,758)   ($33)         0
Dividends on preferred                0         0        0        0         0       0         0
stock of subsidiary
Allowance for funds used            374         0        0      374         0       0         0
during construction
Other, net                          961   (1,191)      476    (113)       572     774       443
                             ---------  ---------  -------- -------- ---------  -------- --------
   Total other income          (35,838)         0      269 (10,105)  (27,186)     741       443
(expense)
                             ---------  ---------  -------- -------- ---------  -------- --------
Income Before Income             41,545         0       92   36,460     3,829     741       423
Taxes
Income taxes                        135         0       19   13,163  (13,472)     276       149
                             ---------  ---------  -------- -------- ---------  -------- --------
Net Income                       41,410         0       73   23,297    17,301     465       274
                             ---------  ---------  -------- -------- ---------  -------- --------

Retained Earnings @             130,280 (179,446)  130,280  120,205    58,615   1,917   (1,291)
Beginning of Period
Less Common Stock              (19,118)         0  (9,472)        0   (9,646)       0         0
Dividends
Net Income From                       0  (41,337)   41,337        0         0       0         0
Subsidiaries
Other Decreases                       0       475        0        0     (475)       0         0
                             ---------  ---------  -------- -------- ---------  -------- --------
Retained Earnings @ End        $152,572 ($220,308)$162,218 $143,502   $65,795  $2,382  ($1,017)
of Period
                             =========  =========  ======== ======== =========  ======== ========

** Includes transactions and balances of its subsidiary Midtown NGV
*** Includes transactions and balances of its subsidiaries and its affiliate Energen Resources TEAM Inc.

ENERGEN CORPORATION
Consolidating Balance Sheet
September 30, 1999
Unaudited
(in thousands of dollars)

                              Energen                      Alabama   Energen    EGN   American
                           Consolidated    Elims    Parent   Gas **  Resources ServicesHeattech
                                                                        ***
Property Plant and
Equipment
Utility Plant                  $645,596        $0       $0 $645,596        $0      $0        $0
Less: A/D                       328,775         0        0  328,775         0       0         0
                             ---------  ---------  -------- -------- ---------  -------- --------
Utility plant, net              316,821         0        0  316,821         0       0         0
                             ---------  ---------  -------- -------- ---------  -------- --------
Oil and gas properties          669,985         0        0        0   669,985       0         0
Less: A/D                       129,839         0        0        0   129,839       0         0
                             ---------  ---------  -------- -------- ---------  -------- --------
Oil and gas properties,         540,146         0        0        0   540,146       0         0
net
                             ---------  ---------  -------- -------- ---------  -------- --------
Other property, net               4,140         0        0      298     3,742     100         0
                             ---------  ---------  -------- -------- ---------  -------- --------
     Property, plant and        861,107         0        0  317,119   543,888     100         0
equipment, net
                             ---------  ---------  -------- -------- ---------  -------- --------

Current Assets
Cash                              4,473         0      527      533     3,160     216        37
Temporary cash                  140,917         0  139,827        0         0     220       870
investments
Accounts receivable              80,103 (158,654)  137,972   62,060    37,568   1,157         0
Allowance for doubtful          (5,598)         0        0  (4,532)     (989)    (77)         0
accounts
Inventories                      36,327         0        0   33,064       944   2,319         0
Deferred gas cost                 2,305         0        0    2,305         0       0         0
Prepayments and other            22,529         0       44    4,652    17,845    (12)         0
Deferred taxes                   14,691     1,649        0   11,621     1,421       0         0
                             ---------  ---------  -------- -------- ---------  -------- --------
     Total current assets       295,747 (157,005)  278,370  109,703    59,949   3,823       907
                             ---------  ---------  -------- -------- ---------  -------- --------
Other assets
Notes receivable                      0         0        0        0         0       0         0
Deferred charges and             28,041 (376,537)  360,597    3,833    40,245       0      (97)
other
                             ---------  ---------  -------- -------- ---------  -------- --------
     Total other assets          28,041 (376,537)  360,597    3,833    40,245       0      (97)
                             ---------  ---------  -------- -------- ---------  -------- --------
Total Assets                 $1,184,895 ($533,542)$638,967 $430,655  $644,082  $3,923      $810
                             =========  =========  ======== ======== =========  ======== ========

** Includes transactions and balances of its subsidiary Midtown NGV
*** Includes transactions and balances of its subsidiaries and its affiliate Energen Resources TEAM Inc.

ENERGEN CORPORATION
Consolidating Balance Sheet
September 30, 1999
Unaudited
(in thousands of dollars)

                              Energen                      Alabama   Energen    EGN   American
                           Consolidated  Elims    Parent   Gas **  Resources Services Heattech
                                                                      ***
Capitalization
Common shareholders' equity
  Common stock                     $299     ($22)     $299      $20        $0      $1        $1
  Treasury stock                (2,054)         0  (2,054)        0         0       0         0
  Premium on capital stock      205,831 (155,346)  239,709    6,682   112,881       0     1,905
  Capital surplus                 2,802  (25,000)        0   27,802         0       0         0
  Deferred compensation           2,054         0    2,054        0         0       0         0
obligation
  Retained earnings             152,572 (179,586)  121,496  143,502    65,794   2,382   (1,016)
                             ---------  ---------  -------- -------- ---------  -------- --------
    Total common                361,504 (359,954)  361,504  178,006   178,675   2,383       890
shareholders' equity

Minority preferred stock              0         0        0        0         0       0         0
Long-term debt                  371,824         0        0  119,650   252,174       0         0
                             ---------  ---------  -------- -------- ---------  -------- --------
    Total capitalization        733,328 (359,954)  361,504  297,656   430,849   2,383       890
                             ---------  ---------  -------- -------- ---------  -------- --------
Current Liabilities
LTD due in one year               1,955         0        0        0     1,955       0         0
Notes payable to banks          268,000         0  268,000        0         0       0         0
Accounts payable                 61,418 (158,654)        0   36,985   181,585   1,604     (102)
Accrued taxes                    22,247         0      363   18,799     2,975     (6)       116
Customers' deposits              16,301         0        0   16,301         0       0         0
Amounts due customers            18,576         0        0   18,576         0       0         0
Accrued wages & benefits         19,404         0    9,184    9,663       557       0         0
Other                            37,381     1,650    (628)   10,847    25,589    (60)      (17)
                             ---------  ---------  -------- -------- ---------  -------- --------
    Total current               445,282 (157,004)  276,919  111,171   212,661   1,538       (3)
liabilities
                             ---------  ---------  -------- -------- ---------  -------- --------
Deferred Credits and
Other Liabilities
Deferred income taxes                 0  (16,584)     (30)   16,689         0       2      (77)
Deferred investment tax           2,213         0        0    2,213         0       0         0
credits
Other liabilities                 4,072         0      574    2,926       572       0         0
                             ---------  ---------  -------- -------- ---------  -------- --------
     Total deferred               6,285  (16,584)      544   21,828       572       2      (77)
credits and other liabilities
                             ---------  ---------  -------- -------- ---------  -------- --------
Total Capital and            $1,184,895($533,542) $638,967 $430,655  $644,082  $3,923      $810
Liabilities
                             =========  =========  ======== ======== =========  ======== ========

** Includes transactions and balances of its subsidiary Midtown NGV
*** Includes transactions and balances of its subsidiaries and its affiliate Energen Resources TEAM Inc.